UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 20, 2011

Turbine Truck Engines, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

46600 Deep Woods Road, Paisley, Florida 32767

(Address of principal executive offices)

386-943-8358

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

The Company (“TTE”) entered into a Cooperation Agreement (the “Agreement”) dated June16, 2011 with Hydrogen Union Energy Co., Ltd. (“HUE”) for the purpose of the joint development of the hydrogen generator. Under the terms of the Agreement, HUE will provide hydrogen generators at cost to TTE for demonstration purposes. Once TTE purchases the first H2 generator and pays 90% of the purchase price, TTE will be given first refusal to act as agent for any future business relating to hydrogen generators with HUE’s technology in North America. TTE will pay the cost of production of a 200 cubic meter H2 generator at 10,000,000 TWD (about $350,000 USD) for up to two machines. Payments will be in stages; (a) 50% (5,000,000 TWD) within 15 business days after the execution of the Agreement; (b) 40% (4,000,000 TWD) 30 days after the first payment; (c) 5% (500,000 TWD) 24 hours after the initial installation and testing; and (d) 5% (500,000 TWD) 1 day after the machine is in operation for 30 days.

HUE guarantees shipping FOB within 45 days after receipt of the 1st payment and also guaranties to install, test and secure all safety measures for the H2 generator at locations designated by TTE. TTE will pay round trip air (economy class) between Taiwan and the installation site, plus room and board for one (1) week, for Dr. Chang and three (3) engineers to ensure proper operation status is achieved and training of operators is complete.

TTE and HUE agree to engage in future discussions on an agreeable business model for the North American model in the near future. If no mutual agreed business model is reached, the cooperation will be based on the agency agreement signed previously between TTE and Falcon Power Co., Ltd., a Taiwan limited by share company (“Falcon”)

TTE and HUE will also work jointly to develop a hydrogen generator to work with TTE’s engine for power generating and automotive applications in the near future, the terms and conditions will be discussed at a later date.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the entry into the Agreement with HUE referenced above, the Company announces the termination of the Strategic Alliance Agreement (the “Agreement”) dated May 25, 2010 between TTE and Falcon Power Co., Ltd., a Taiwan limited by share company (“Falcon”) which was entered into for the purpose of collaborating on the engineering, technical development and commercialization of the Detonation Cycle Gas Turbine Engine (“DCGT”) and the Hydrogen Generator specifically for application opportunities in Taiwan, China and other markets. There are no costs to TTE resulting from the termination of this Agreement.

This Agreement was terminated by mutual consent as HUE now owns the exclusive rights to manufacture, market, and distribute the hydrogen generation technology previously held by Falcon.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description

10.1	Cooperation Agreement, dated June 16, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: June 20, 2011	/s/ Michael H. Rouse
Michael H. Rouse, CEO

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